Exhibit 5.1

March 19, 2015

Tekmira Pharmaceuticals Corporation

100 – 8900 Glenlyon Parkway

Burnaby, B.C. V5J 5J8

Dear Sirs/Mesdames:

Re:	Tekmira Pharmaceuticals Corporation (the “Corporation”)

Prospectus Supplement to Registration Statement on Form S-3

We are Canadian counsel to the Corporation, a British Columbia company, and have been requested to provide this opinion in connection with the filing of a prospectus supplement dated March 19, 2015 (the “Supplement”) to a registration statement filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on November 26, 2014 as amended or supplemented (such registration statement as so amended or supplemented, the “Registration Statement”), registering the offer and sale by the Corporation of 7,500,000 common shares, no par value, (the “Shares”) at a price of US$20.25 per Share. The Shares are being offered pursuant to an underwriting agreement dated March 19, 2015 (the “Underwriting Agreement”) among the Corporation and Leerink Partners LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”).

In connection with this opinion, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of the Corporation’s corporate records in our possession as of the date hereof. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon a certificate of a senior officer of the Corporation and we have assumed that each of the statements made and certified in such certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

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Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

a)	the specific disclosure in the Supplement and the Registration Statement as to the Shares offered thereunder;

b)	the Underwriting Agreement; and

c)	minutes of the Board of Directors of the Corporation and the Financing Committee of the Board of Directors.

In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents, or specific portions thereof, listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

For purposes of this opinion, we have also assumed that:

a)	the Registration Statement, including post-effective amendments thereto, are effective and such effectiveness has not been terminated or rescinded;

b)

the Supplement has been prepared and filed with the U.S. Securities and Exchange Commission describing the Shares offered thereby and any required filings with United States stock exchanges and under applicable United States securities laws have been made;

c)

all Shares have been offered, and will be issued and sold in compliance with applicable United States federal and state securities laws and applicable Canadian securities laws and in the manner stated in the Registration Statement and the Supplement and in accordance with the resolutions of the Corporation authorizing their issuance;

d)

the Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Underwriters and constitutes a legal, valid binding obligation of each Underwriter enforceable against it in accordance with the terms thereof;

e)	at the time of issuance of the Shares, the Corporation validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation; and

f)

at the time of issuance of the Shares, the then operative notice of articles and articles of the Corporation (collectively, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof.

We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Our opinions set forth below are limited to the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein (the “Applicable Law”). Our opinion is also limited to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or

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registrations with governmental authorities are relevant, to those required under Applicable Law. We do not express any opinion with respect to the laws of any other jurisdiction and the opinion expressed by us is qualified to the extent that any law, other than the Applicable Law, may be relevant to the opinion expressed by us, upon which we express no opinion. We disclaim any obligation to advise the addressee or any other person of any change in law or any fact which may come or be brought to our attention after the date hereof.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed herein are subject to the following qualifications:

a)

the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

b)	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

c)	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

d)	no opinion is given with respect to rights to indemnity and contribution;

e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)

the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

f)

a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

h)

the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

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No opinion is expressed as to the contents or validity of the Registration Statement, the Supplement or the Underwriting Agreement, other than the opinions expressly set forth herein relating to the Shares. This opinion is addressed to the Corporation in connection with the filing of the Supplement and may not be relied upon by any other person without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Supplement and to the use of our name in the Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Farris, Vaughan, Wills & Murphy LLP
Farris, Vaughan, Wills & Murphy LLP